UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) - June 22, 2006

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland 20817

(Address of principal executive offices)(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On June 22, 2006, the Board of Directors amended Section 2.05 of the Corporation’s Bylaws to reduce the vote required for the removal of directors for cause from “80%” to a “majority” of the votes which all holders of the then outstanding shares of capital stock of the Corporation would be entitled to cast, voting together as a single class. The amendment is consistent with, and conforms the Bylaws to, a similar amendment to the Corporation’s Charter that was recommended by the Board and approved by stockholders at the Corporation’s 2006 Annual Meeting of Stockholders held on April 27, 2006. The Board of Directors also amended Section 3.05 of the Corporation’s Bylaws to eliminate the “Stock Option Subcommittee”. The subcommittee’s functions will be performed by the Management Development and Compensation Committee. A copy of the Corporation’s Bylaws, as amended and restated effective as of June 22, 2006, is provided as Exhibit 3.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
3.2	Lockheed Martin Corporation Amended and Restated Bylaws effective as of June 22, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By:	/s/ DAVID A. DEDMAN
David A. Dedman
Associate General Counsel

June 27, 2006

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